                                                                      EXHIBIT 12

                        CIT GROUP INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                ($ IN MILLIONS)

                                FOR THE SIX           FOR THE NINE
                               MONTHS ENDED              MONTHS
                                 MARCH 31,                ENDED             FOR THE YEARS ENDED DECEMBER 31,
                        ---------------------------   SEPTEMBER 30,   ---------------------------------------------
                           2002           2001            2001            2000            1999            1998
                        -----------   -------------   -------------   -------------   -------------   -------------
                        (SUCCESSOR)   (PREDECESSOR)    (COMBINED)     (PREDECESSOR)   (PREDECESSOR)   (PREDECESSOR)
                        (RESTATED)
Net (loss) income.....   $(4,116.4)     $  320.2        $  333.8        $  611.6        $  389.4        $  338.8
Provision for income
  taxes...............       243.3         194.5           274.2           373.9           207.6           185.0
                         ---------      --------        --------        --------        --------        --------
(Loss) earnings before
  provision for income
  taxes...............    (3,873.1)        514.7           608.0           985.5           597.0           523.8
                         ---------      --------        --------        --------        --------        --------
Fixed charges:
  Interest and debt
    expense on
    indebtedness......       721.3       1,277.9         1,619.8         2,497.7         1,293.4         1,040.8
  Minority interest in
    subsidiary trust
    holding solely
    debentures of the
    Company...........         8.1           9.6            14.4            19.2            19.2            19.2
  Interest
    factor--one-third
    of rentals on real
    and personal
    properties........         7.8           9.0            13.5            19.6            10.6             7.9
                         ---------      --------        --------        --------        --------        --------
Total fixed charges...       737.2       1,296.5         1,647.7         2,536.5         1,323.2         1,067.9
                         ---------      --------        --------        --------        --------        --------
Total (loss) earnings
  before provision for
  income taxes and
  fixed charges.......   $(3,135.9)     $1,811.2        $2,255.7        $3,522.0        $1,920.2        $1,591.7
                         =========      ========        ========        ========        ========        ========
Ratios of earnings to
  fixed charges.......     (1)              1.40x           1.37x           1.39x           1.45x           1.49x
                         =========      ========        ========        ========        ========        ========


                        FOR THE YEARS ENDED DECEMBER 31,
                        -----------------------------
                            1997            1996
                        -------------   -------------
                        (PREDECESSOR)   (PREDECESSOR)

Net (loss) income.....    $  310.1        $  260.1
Provision for income
  taxes...............       178.0           155.7
                          --------        --------
(Loss) earnings before
  provision for income
  taxes...............       488.1           415.8
                          --------        --------
Fixed charges:
  Interest and debt
    expense on
    indebtedness......       937.2           848.3
  Minority interest in
    subsidiary trust
    holding solely
    debentures of the
    Company...........        16.3              --
  Interest
    factor--one-third
    of rentals on real
    and personal
    properties........         8.5             8.1
                          --------        --------
Total fixed charges...       962.0           856.4
                          --------        --------
Total (loss) earnings
  before provision for
  income taxes and
  fixed charges.......    $1,450.1        $1,272.2
                          ========        ========
Ratios of earnings to
  fixed charges.......        1.51x           1.49x
                          ========        ========

------------------------------

(1) Earnings were insufficient to cover fixed charges by $3,873.1 million in the six months ended March 31, 2002.

    Earnings for the six months ended March 31, 2002 included an estimated goodwill impairment charge of $4,512.7 million in accordance with SFAS 142, "Goodwill and Other Intangible Assets."